Exhibit 4.1.15

_________ SUPPLEMENTAL

INDENTURE

DATED AS OF ____

TO

INDENTURE OF MORTGAGE

DATED AS OF JANUARY 1, 1941

AQUA PENNSYLVANIA, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.  A., as Trustee

______ SUPPLEMENTAL INDENTURE dated as of ______, by and between AQUA PENNSYLVANIA, INC. (f/k/a Pennsylvania Suburban Water Company), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”) as successor by merger to the Philadelphia Suburban Water Company (the “Original Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., a national banking association (the “Trustee”), party of the second part.

WHEREAS, the Original Company heretofore duly executed and delivered to The Pennsylvania Company for Insurances on Lives and Granting Annuities, as trustee, an Indenture of Mortgage dated as of January 1, 1941 (the “Original Indenture”), which by reference is hereby made a part hereof, and in and by the Original Indenture the Original Company conveyed and mortgaged to such trustee certain property therein described, to secure the payment of its bonds to be generally known as its “First Mortgage Bonds” and to be issued under the Original Indenture in one or more series as therein provided; and

WHEREAS, through a series of mergers, changes of names and successions, The Bank of New York Mellon Trust Company, N. A. became the successor trustee; such mergers, changes of name and successions not involving any change in the title, powers, rights or duties of the trustee, as trustee under the Original Indenture as supplemented at the respective dates thereof; and

WHEREAS, the Original Company duly executed and delivered to the Trustee __ supplemental indentures supplemental to the Original Indenture, and the Company duly executed and delivered to the Trustee __ supplemental indentures to the Original Indenture so as to subject certain additional property to the lien of the Original Indenture and to provide for the creation of additional series of bonds; and

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated December 20, 2001, and effective on January 1, 2002, the Original Company agreed to merge, in conjunction with its affiliated corporations, Consumers Pennsylvania Water Company – Shenango Valley Division, Consumers Pennsylvania Water Company – Roaring Creek Division, Consumers Pennsylvania Water Company – Susquehanna Division, Waymart Water Company, Fawn Lake Forrest Water Company, Western Utilities, Inc., and Northeastern Utilities, Inc. (such affiliates referred to hereinafter as the “Merging Entities”) with and into the Company; and

WHEREAS, pursuant to the Thirty-Fifth Supplemental Indenture dated as of January 1, 2002 (the “Thirty-Fifth Supplemental Indenture”), the Company agreed to assume the obligations of the Original Company under the Original Indenture and all supplements thereto; and

WHEREAS, the Company has issued under the Original Indenture, as supplemented at the respective dates of issue, ___ series of First Mortgage Bonds designated, respectively, as set forth in the following table, the Indenture creating each series and the principal amount of bonds thereof issued being indicated opposite the designation of such series:

Designation	Indenture	Amount

and

WHEREAS, the bonds of each of said series that are outstanding as of _____ are listed on Exhibit A attached hereto and made a part hereof; and

WHEREAS, in order to secure the lien of the Original Indenture on the properties of the Original Company and the Company, the Original Indenture and the first ___ supplemental indentures supplemental to the Original Indenture were duly recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the counties and in the Mortgage Books at the pages indicated in Exhibit B hereto; and

WHEREAS, in addition to the property described in the Original Indenture and the First through ____ Supplemental Indentures thereto, the Company has acquired certain other property and desires to confirm the lien of the Original Indenture thereon and in order to confirm such lien shall cause this ___ Supplemental Indenture, with a true and correct copy of the Original Indenture attached hereto as Exhibit D (redacted to delete property descriptions for counties in which such Original Indenture has already been recorded) to be recorded in the offices for the Recording of Deeds for the county of McKean; and

WHEREAS, the lien of the Original Indenture, as supplemented, has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth; and

WHEREAS, the Company proposes to create under the Original Indenture, as supplemented by this ____ Supplemental Indenture, __ series of bonds to be designated (i) “First Mortgage Bond,  __% Series due __” (herein referred to as the “___% Series due ___”) to be limited in aggregate principal amount to $___,  to bear interest at the rate of ___% per annum, and to mature on _____. Series due ___ are collectively referred to as the “Bonds”), each such series to be issued only as registered bonds without coupons and to be dated the date of delivery thereof; and

WHEREAS, the Company intends to use the proceeds of the Bonds for general corporate purposes; and

WHEREAS, the Company proposes to issue the Bonds under the provisions of Article IV of the Original Indenture, as supplemented by the indentures supplemental thereto, including this __ Supplemental Indenture, and will comply with the provisions thereof as well as with other provisions of the Original Indenture and indentures supplemental thereto in connection with the issuance of additional bonds so that it will be entitled to procure the authentication and delivery of the Bonds; and

WHEREAS, Article XVIII of the Original Indenture provides that the Company, when authorized by resolution of its Board of Directors, may with the Trustee enter into an indenture supplemental to the Original Indenture, which thereafter shall form a part of the Original Indenture, for the purposes, inter alia, of subjecting to the lien of the Original Indenture additional property, of defining the covenants and provisions applicable to any bonds of any series other than the 3 1/4% Series due 1971, of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed by the

Company, of surrendering any right or power in the Original Indenture reserved to or conferred upon the Company, and of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent therewith; and

WHEREAS, the Company, by proper corporate action, has duly authorized the creation of the __% Series due __, the __% Series due __,  (to be issued in accordance with the terms and provisions of the Original Indenture and indentures supplemental thereto, including this __ Supplemental Indenture, and to be secured by said Original Indenture and indentures supplemental thereto, including this __ Supplemental Indenture), and has further duly authorized the execution, delivery and recording of this __ Supplemental Indenture setting forth the terms and provisions of the __% Series due __, Series due __ insofar as said terms and provisions are not set forth in said Original Indenture; and

WHEREAS, the Bonds and the Trustee's certificate upon said Bonds are to be substantially in the following form - the principal amounts, names of registered owners and certificate and PPN numbers to be inserted therein, the applicable series designations and corresponding interest rates and maturity dates to be selected, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this __ Supplemental Indenture to conform to any pertinent law or usage:

[continued on next page]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SALES OR OTHER TRANSFERS HEREOF MAY BE MADE ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE ACT (“QUALIFIED INSTITUTIONAL BUYERS”), IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE ACT.

BY ITS ACCEPTANCE OF THIS BOND, THE HOLDER REPRESENTS AND AGREES THAT IT IS A QUALIFIED INSTITUTIONAL BUYER AND THAT THIS BOND IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY FOR OTHERS FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF IN ANY TRANSACTION THAT WOULD BE IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS, AND THAT ANY RESALE OR OTHER TRANSFER HEREOF OR ANY INTEREST HEREIN PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF (A) ITS DATE OF ISSUE OR (B) THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WAS THE BENEFICIAL OWNER HEREOF WILL BE MADE ONLY (1) TO A PLACEMENT AGENT OR THE COMPANY, (2) THROUGH ANY PLACEMENT AGENT OR BY ANY PLACEMENT AGENT ACTING AS PRINCIPAL TO A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE APPROVED BY SUCH PLACEMENT AGENT, (3) DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER APPROVED BY THE COMPANY IN A TRANSACTION APPROVED BY THE COMPANY, (4) THROUGH A DEALER OTHER THAN A PLACEMENT AGENT TO A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE IN A TRANSACTION APPROVED BY THE COMPANY, OR (5) DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A UNDER THE ACT, SUBJECT TO IN EACH CASE THE DISPOSITION OF THE PURCHASER'S PROPERTY BEING AT ALL TIMES WITHIN ITS CONTROL. IN THE CASE OF CERTIFICATED BONDS, ANY TRANSFER DESCRIBED IN CLAUSE (3), (4) OR (5) ABOVE REQUIRES THE SUBMISSION TO THE TRUSTEE (AS DEFINED HEREIN) OR ANY DULY AUTHORIZED PAYING AGENT OF THE CERTIFICATE OF TRANSFER ATTACHED HERETO DULY COMPLETED OR A DULY COMPLETED TRANSFER INSTRUMENT SUBSTANTIALLY IN THE FORM OF THE CERTIFICATE OF TRANSFER. THE COMPANY SHALL NOT RECOGNIZE ANY RESALE OR OTHER TRANSFER, OR ATTEMPTED RESALE OR OTHER TRANSFER, OF THIS BOND NOT MADE IN COMPLIANCE WITH THE FOREGOING PROVISIONS. THIS BOND AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON THE PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS BOND TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR PROVIDE ALTERNATIVE PROCEDURES IN COMPLIANCE WITH APPLICABLE LAW AND PRACTICES RELATING TO THE RESALE OR OTHER TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS BOND SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS BOND, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

No. R-[PPN]

$

AQUA PENNSYLVANIA, INC.

(Incorporated under the Laws of the Commonwealth

of Pennsylvania)

First Mortgage Bond, [___]%  Series due [__]

Aqua Pennsylvania, Inc. (f/k/a known as Pennsylvania Suburban Water Company, successor by merger to Philadelphia Suburban Water Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or its registered assigns, on the __th day of __ (the “Maturity Date”), at the address designated by the registered owner pursuant to Section 11.1 of the Bond Purchase Agreement dated as of __, between the Company and the Purchasers listed therein (the “Bond Purchase Agreement”),  the sum _____________ Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon to the registered owner hereof by wire transfer of immediately available funds in accordance with Section 11.1 of the Bond Purchase Agreement to such registered owner from the interest payment date next preceding the date of the authentication of this bond (or if this bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this bond is authenticated on or prior to ___ from the date hereof) until the principal hereof shall become due and payable, at the rate of __%  per annum, payable semiannually in like coin or currency on the __ day of __ and the __ day of ___ in each year, commencing ___ and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of __% per annum after maturity whether by acceleration or otherwise until paid.

The interest so payable will (except as otherwise provided in the __ Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30‑day months and be paid to the person in whose name this bond (or a bond or bonds in exchange for which this bond was issued) is registered at the close of business on the 1st day of the calendar month in which the interest payment date occurs whether or not such day is a business day (a “Record Date”) and principal, premium, if any, and interest on this bond shall be paid by the Company in accordance with written payment instructions of the registered owner delivered to the Company on or before such record date.

This bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the “Indenture”) dated as of January 1, 1941, executed by the Philadelphia Suburban Water Company (now Aqua Pennsylvania, Inc., f/k/a Pennsylvania Suburban Water Company, as successor by merger) to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded as trustee by The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the __ Supplemental Indenture (the “__ Supplemental Indenture”) dated as of __, and designated therein as “First Mortgage Bond,  [__]% Series due [__]”  in the aggregate principal amount of $[__] (the “Bonds”).

Concurrently with the issuance of the Bonds, the Company is issuing its  [“First Mortgage Bond,  __% Series due __” in the aggregate principal amount of $__, its “First Mortgage Bonds, __% Series due __” in the aggregate principal amount of $__.

To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

[Except as otherwise provided in the succeeding paragraph with respect to optional redemption during the Prepayment Period (as defined herein), the Company may, at its option, upon notice as provided below, redeem at any time all, or from time to time any part of, the Bonds, in an amount not less than 10% of the aggregate principal amount of the Bonds then outstanding in the case of a partial redemption, at 100% of the principal amount so redeemed, together with interest accrued thereon to the date of such redemption, plus the Make-Whole Amount (as defined in the __ Supplemental Indenture) determined for the redemption date with respect to such principal amount of each bond being redeemed.

Provided that no default or event of default has occurred and is continuing, within one hundred and eighty days (180) days of the stated maturity date of the Bonds (the period from such date to the stated maturity of the Bonds being referred to herein as the “Prepayment Period”), the Company may, at its option, upon prior written notice as provided below, prepay all the Bonds at 100% of the principal amount so prepaid, together with interest on such principal amount accrued to the date of prepayment and without any Make-Whole Amount.]

Any redemption shall be effected by notice mailed to the registered owners thereof, as provided in the Indenture, at least thirty (30) days and not more than forty-five (45) days before the redemption date, all on the conditions and in the manner provided in the Indenture. Each such notice shall specify such date (which shall be a Business Day (as defined in the __ Supplemental Indenture)), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each bond held by such holder to be redeemed (determined in accordance with Article I, Section 3 of the __ Supplemental Indenture), and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer or comptroller (each, for purposes of this bond, a “Senior Financial Officer”) of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date.

If this bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the redemption date. In the event of redemption of this bond in part only, a new bond for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

The principal hereof may be declared or may become due prior to its Maturity Date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of bonds then outstanding, including the Bonds, to annul such declaration.

The Company, the Trustee and any Paying Agent may deem and treat the registered owner of this bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

This bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in Pittsburgh, Pennsylvania upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new bond or bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company, or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.

This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N.

A., as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

This bond shall be deemed to be a contract and shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania (excluding laws governing conflicts of law).

IN WITNESS WHEREOF, Aqua Pennsylvania, Inc. has caused this bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this bond to be dated _________________.

AQUA PENNSYLVANIA, INC.

Attest:

                            By______________________________

Assistant Secretary(Vice) President

[Form of Trustee's Certificate]

This bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned __ Supplemental Indenture.

THE BANK OF NEW YORK

MELLON TRUST COMPANY,

N.  A., TRUSTEE

By:_______________________________

Authorized Officer

[Form of Certificate of Transfer]

(To be delivered with a Certificated Bond to the Trustee)

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee and insert Taxpayer Identification No.)

this bond and all rights hereunder, hereby irrevocably constituting and appointment attorney to transfer this bond the books of the Company with full power of substitution in the premises.

CERTIFICATE OF TRANSFER

(The following is not required for sales or other transfers of this bond to or through the Company or a placement agent).

In connection with any transfer of this bond occurring prior to the date which is two years after the later of (a) the date of original issue of this bond, or (b) the last date the Company or any of its affiliates was the beneficial owner of this bond, the undersigned confirms that:

[  ]This bond is being transferred by the undersigned to a transferee that is, or that the undersigned reasonably believes to be, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

If the foregoing box is not checked, then, so long as the accompanying bond shall bear a legend on its face restricting resales and other transfers thereof (except in the case of a resale or other transfer made (i) to a placement agent referred to in such legend or to the Company or (ii) through a placement agent or by a placement agent acting as principal to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, in a transaction approved by a placement agent) the Trustee shall not be obligated to register this bond in the name of any person other than the registered owner hereof.

Dated:

NOTICE: The signature of the beneficial owner to this assignment must correspond with the name as written on the face of this bond in every particular, without alteration or enlargement or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF THE BOX ABOVE IS CHECKED:

The undersigned represents and warrants that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered owner is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an officer.

and;

WHEREAS, all acts and things necessary to make the bonds, when executed by the Company and authenticated and delivered by the Trustee as in this __ Supplemental Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this __ Supplemental Indenture a valid and enforceable supplement to said Original Indenture, have been done, performed and fulfilled, and the execution of this __ Supplemental Indenture has been in all respects duly authorized:

NOW, THEREFORE, THIS __ SUPPLEMENTAL INDENTURE WITNESSETH: That, in order to secure the payment of the principal and interest of all bonds issued under the Original Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Original Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Original Indenture and any indenture supplemental thereto respectively contained, and to provide for the proper issuing, conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Original Indenture and in any indenture supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this __ Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, aliened, enfeoffed, released and confirmed and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto The Bank of New York Mellon Trust Company, N.  A. as Trustee, and to its successors in said trust and its and their assigns forever:

All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes, or items of property shall not be deemed to exclude from the operation and effect of the Original Indenture or any indenture supplemental thereto any kind, class or item not so referred to or enumerated:

I.

REAL ESTATE AND WATER RIGHTS.

The real estate described in the deeds from the grantors named in Exhibit C hereto, dated and recorded as therein set forth, and any other real estate and water rights acquired since the date of the Forty-ninth Supplemental Indenture.

II.

BUILDINGS AND EQUIPMENT.

All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works, plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of the Original Indenture or any indenture supplemental thereto which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.

It is hereby declared by the Company that all property of the kinds described in the next preceding paragraph, whether now owned or hereafter acquired, has been or is or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subject to the lien of the Original Indenture.

It is agreed by the Company that so far as may be permitted by law tangible personal property now owned or hereafter acquired by the Company, except such as is hereafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.

III.

FRANCHISES AND RIGHTS OF WAY.

All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities, and all renewals, extensions, additions or modifications of any of the foregoing, whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held, or enjoyed by the Company.

IV.

AFTER ACQUIRED PROPERTY.

All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, expressly excepted and reserved from the lien of the Original Indenture and not subject to the terms thereof.

AND ALSO SAVING AND EXCEPTING from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): all bills, notes and accounts receivable, cash on hand and in banks, contracts, choses in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of the Original Indenture or of any indenture supplemental thereto), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company other than any of the foregoing excepted property which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of the Original Indenture or any indenture supplemental thereto so to be; provided, however, that if, upon the happening of a completed default, as specified in Section I of Article XI of the Original Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or any such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove and in the Original Indenture recited, to releases executed since the date of the Original Indenture in accordance with the provisions thereof, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as defined in the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.

TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be unto the Trustee and its successors in the trust heretofore and hereby created, and its and their assigns forever.

IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every entity who may be or become the holders of bonds and coupons secured by the Original Indenture or by any indenture supplemental thereto, or both, without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under the Original Indenture and all indentures supplemental thereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date thereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest contained in the Original Indenture and subject to any sinking or improvement fund or maintenance deposit provisions, or both, for the benefit of any particular series of bonds.

IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the

Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, issued under this Indenture or any indenture supplemental hereto, or both, as follows:

ARTICLE I.

Form, Authentication and Delivery of the Bonds; Redemption Provisions

SECTION 1.  There shall be a __ series limited in aggregate principal amount to $__ designated as “Aqua Pennsylvania, Inc., First Mortgage Bond, __% Series due __,”.

Interest on each Series of the Bonds shall be payable semiannually on ___ and ___ (each an “Interest Payment Date”) in each year commencing ___.  Each Bond shall be dated the date of its authentication and shall bear interest from the interest payment date next preceding the date of the authentication of such Bond (or if such Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if such Bond is authenticated on or prior to the record date for the first interest payment date for the Bonds, in which case it shall bear interest from the date of original issuance of the Bonds); provided, however, that, if at the time of authentication of any Bond, interest on the predecessor Bond of such Bond is in default, such Bond shall bear interest from the date to which interest has been paid, or, if no interest has been paid, from the date of original issuance thereof. The __% Series due __ shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on __ and shall bear interest at the rate of __% per annum.  Any payment of principal of or interest on any Bond that is due on a date other than a Business Day (as defined below) shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day. As used herein, “Business Day” means any day other than a Saturday or Sunday, on which the Trustee, any paying agent or banks in New York, New York are not required or authorized by law or executive order to close.

The Bonds shall be issuable only as registered bonds without coupons, shall be in the form hereinabove recited, in the minimum denomination of $__ or any integral multiple of $__ in excess thereof, shall be lettered “R”, and shall bear such numbers as the Company may reasonably require.

The principal of, and interest on the Bonds shall be payable as provided in the form of Bond, and shall be payable, along with interest on the Bonds, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; each installment of interest shall be paid by bank wire transfer of immediately available funds pursuant to instructions and conditions incorporated in an agreement between such person and the Trustee or the Company.

The person in whose name any Bond is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding Bonds are registered at the close of business on a subsequent Record Date established by notice given by mail by or on behalf of the Company to the holders of Bonds not less than fifteen (15) days preceding such subsequent Record Date, such Record Date to be not less than ten (10) days preceding the date of payment of such defaulted interest. The term “Record Date” as used in this Section 1 with respect to any regular Interest Payment Date shall mean the first (1st) day of the calendar month in which such Interest Payment Date occurs.

Exchange of any Bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of Article II of the Original Indenture.

The text of the Bonds and of the certificate of the Trustee upon such Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited.

[SECTION 2. Except as otherwise provided in the succeeding paragraph with respect to optional redemption during the Prepayment Period (as defined herein), the Company may, at its option, upon notice as provided below, redeem at any time all, or from time to time any part of, the Bonds, in an amount not less than 10% of the aggregate principal amount of the Bonds then outstanding in the case of a partial redemption, at 100% of the principal amount so redeemed, together with interest accrued thereon to the date of such redemption, plus the Make-Whole Amount (as defined below) determined for the redemption date with respect to such principal amount of each Bond being redeemed.

Provided that no default or event of default has occurred and is continuing, within one hundred and eighty days (180) days of the stated maturity date of any series of Bonds (the period from such date to the stated maturity of such series of Bonds being referred to herein as the “Prepayment Period”), the Company may, at its option, upon prior written notice as provided below, prepay all Bonds of such series at 100% of the principal amount so prepaid, together with interest on such principal amount accrued to the date of prepayment and without any Make-Whole Amount.

The Company will give each holder of Bonds and the Trustee written notice of each optional redemption under this Section 2 not less than 30 days and not more than 45 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Bonds to be redeemed on such date, the principal amount of each Bond held by such holder to be redeemed (determined in accordance with Section 3 below), and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer or comptroller (each, for purposes of this Article I, a “Senior Financial Officer”) of the Company as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Bonds and the Trustee a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date.]

The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be prepaid pursuant to this Section 2.

“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Bond is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U. S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360 day year composed of twelve 30 day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of any such Bond, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this Section 2.

“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be redeemed pursuant to this Section 2.

SECTION 3. In the case of each partial redemption of the Bonds (other than with respect to a redemption of all of the Bonds of any one Series during a Prepayment Period with respect to such Series of Bonds in accordance with Section 2 of this Article I), the principal amount of the Bonds to be redeemed shall be allocated among all of the Bonds at the time outstanding in proportion, as nearly as practicable, to their respective unpaid principal amounts thereof.

SECTION 4. Any redemption of the Bonds shall be effected in accordance with the provisions of Article V of the Original Indenture.

SECTION 5.  All Bonds deemed to have been paid in full as provided in Section 2 and 3 of this Article I of this __ Supplemental Indenture shall be surrendered to the Trustee for cancellation, and the Trustee shall forthwith cancel the same and, in accordance with applicable laws and regulations and the Trustee’s policies and procedures, and on the written request of the Company, deliver the same to the Company. Any Bond paid in full, whether at maturity or earlier redemption, shall be surrendered to the Company and cancelled and shall not be reissued, and no Bond shall be issued in lieu of the principal amount of such Bond paid at maturity or redemption. In case part of an outstanding Bond shall be deemed to have been partially paid as provided in said Section 2 or Section 3, upon presentation of such Bond at the designated office of the Trustee, the Trustee shall make a notation thereon of the payment of the portion of the principal amount of such Bond so deemed to have been paid unless the registered owner shall elect to surrender such Bond to the Trustee, in which case the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds in such authorized denominations as shall be specified by the registered owner for the unpaid balance of the principal amount of such outstanding Bond. The holder of a Bond that has been partially paid, shall not be required to surrender such Bond to the Trustee or the Company; provided, however, prior to any sale or other disposition of any Bond by a holder thereof, such holder will either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Article II of the Original Indenture.

SECTION 6.The __% Series due ___ in the aggregate principal amount of $___,  may be issued under the provisions of Article IV of the Original Indenture and may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, opinions or other instruments or all of the foregoing required to be delivered upon the issue of bonds pursuant to the provisions of the Original Indenture.

ARTICLE II.

Maintenance or Improvement Deposit

SECTION 1.  The Company covenants that it will deposit with the Trustee on or before the March 1 next occurring after the bonds of __% Series due __ cease to be outstanding,  ____ whichever is latest, and on or before March 1 in each year thereafter if and so long as any of the Bonds are outstanding, an amount in cash (the “Maintenance or Improvement Deposit”) equal to 9% of the Gross Operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:

(a)the amount actually expended for maintenance during such calendar year; and

(b)the Cost or Fair Value, whichever is less, of Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and

(c)the unapplied balance, or any part thereof, of the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five calendar years preceding such calendar year and specified in the Officers' Certificates delivered to the Trustee pursuant to Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.

SECTION 2. The Company covenants that it will on or before March 1 in each year, beginning with the first deposit made with the Trustee under the provisions of Section 1 of this Article, as long as any of the Bonds are outstanding, deliver to the Trustee the following:

(A)An Officers' Certificate, which shall state:

(i)The amount of the Gross Operating Revenues for the preceding calendar year;

(ii)9% of such Gross Operating Revenues;

(iii) The amount actually expended by the Company for maintenance during such calendar year;

(iv)The amount set forth in subparagraph (xii) of each Officers' Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five calendar years (specifying each such Officers' Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers' Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

(v)An amount which shall be the aggregate of all amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph (iv);

(vi)The Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the preceding calendar year;

(vii) That part of the amount set forth in subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;

(viii) The amount of cash payable to the Trustee under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;

(ix)The sum of all amounts charged on the books of the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company's plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;

(x)The aggregate of the amounts set forth in subparagraphs (v) and (vii) hereof;

(xi)The amount by which the amount set forth in subparagraph (x) exceeds the amount set forth in subparagraph (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available Permanent Additions pursuant to the provisions of Section 9 of Article I of the Original Indenture;

(xii) The amount set forth in subparagraph (vi) after deducting the amount, if any, set forth in subparagraph (vii); and

(xiii) That all conditions precedent to the taking of the credit or credits so requested by the Company have been complied with.

(B)In the event that the Officers' Certificate delivered to the Trustee pursuant to the provisions of paragraph (A) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture.

(C)An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers' Certificate provided for in paragraph (A) hereof.

SECTION 3. All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article, may, at the option of the Company, be applied to the purchase of bonds under the provisions of Section 2 of Article X of the Original Indenture or to the redemption of bonds under the provisions of Section 3 of Article X of the Original Indenture or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of:

(a)A Resolution requesting such payment; and

(b)The documents specified in paragraphs 2, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purposes for which they are used.

ARTICLE III.

Covenants of the Company

SECTION 1. The Company hereby covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of and premium, if any, of and interest on all bonds issued or to be issued as aforesaid under and secured by the Original Indenture as hereby supplemented, as well as all bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture and of this __ Supplemental Indenture with respect to the additional bonds to be issued under the Original Indenture as hereby supplemented.

SECTION 2. The Company covenants and agrees that so long as any of the Bonds are outstanding (a) the Company will not make any Stock Payment if, after giving effect thereto, its retained earnings, computed in accordance with generally accepted accounting principles consistently applied, will be less than the sum of (i) Excluded Earnings, if any, since December 31, __, and (ii) $20,000,000; (b) Stock Payments made more than forty (40) days after the commencement, and prior to the expiration, of any Restricted Period shall not exceed 65% of the Company's Net Income during such Restricted Period; and (c) the Company will not authorize a Stock Payment if there has occurred and is continuing an event of default under subsections (a) or (b) of Section 1 of Article XI of the Original Indenture.

For the purposes of this Section 2 the following terms shall have the following meanings:

“Capitalization” shall mean the sum of (i) the aggregate principal amount of all Debt at the time outstanding, (ii) the aggregate par or stated value of all capital stock of the Company of all classes at the time outstanding, (iii) premium on capital stock, (iv) capital surplus, and (v) retained earnings.

“Debt” means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased (but Debt shall not be deemed to include customer advances for construction or any bonds issued under the Indenture which are not Outstanding Bonds), (iii) leases which have been or, in accordance with generally accepted accounting principles, should be recorded as capital leases and (iv) guarantees of the obligations of another of the nature described in clauses (i), (ii) or (iii) which have been or, in accordance with generally accepted accounting principles, should be recorded as debt.

“Determination Date” shall mean the last day of each calendar quarter. Any calculation with respect to any Determination Date shall be based on the Company’s balance sheet as of such date.

“Excluded Earnings” shall mean 35% of the Company’s Net Income during any Restricted Period.

“Net Income” for any particular Restricted Period shall mean the amount of net income properly attributable to the conduct of the business of the Company for such period, as determined in accordance with generally accepted accounting principles consistently applied, after payment of or provision for taxes on income for such period.

“Outstanding Bonds” shall mean bonds which are outstanding within the meaning indicated in Section 20 of Article I of the Original Indenture except that, in addition to the bonds referred to in clauses (a), (b) and (c) of said Section 20, said term shall not include bonds for the retirement of which sufficient funds have been deposited with the Trustee with irrevocable instructions to apply such funds to the retirement of such bonds at a specified time, which may be either the maturity thereof or a specified redemption date, whether or not notice of redemption shall have been given.

“Restricted Period” shall mean a period commencing on any Determination Date on which the total Debt of the Company is, or as the result of any Stock Payment then declared or set aside and to be made thereafter will be, more than 70% of Capitalization, and continuing until the third consecutive Determination Date on which the total Debt of the Company does not exceed 70% of Capitalization.

“Stock Payment” shall mean any payment in cash or property (other than stock of the Company) to any holder of shares of any class of capital stock of the Company as such holder, whether by dividend or upon the purchase, redemption, conversion or other acquisition of such shares, or otherwise.

SECTION 3. The Company covenants and agrees that so long as any of the Bonds are outstanding neither the Company nor any subsidiary of the Company will, directly or indirectly, lend or in any manner extend its credit to, or indemnify, or make any donation or capital contribution to, or purchase any security of, any corporation which directly or indirectly controls the Company, or any subsidiary or affiliate (other than an affiliate which is a subsidiary of the Company) of any such corporation.

ARTICLE IV.

The Trustee

SECTION 1. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this __ Supplemental Indenture.

SECTION 2. Subject to the provisions of Article XIII of the Original Indenture, the Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through and consult with attorneys, agents, officers or employees selected by the Trustee in its sole discretion. The Trustee shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder and may in all cases pay such reasonable compensation to all such attorneys, agents, officers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act or refrain from acting and rely upon and be free from all liability for so relying upon the opinion or advice of any attorney (who may be the attorney or attorneys for the

Company) and shall be free from all liability for any action taken or not taken in reliance on such opinion or advice. The Trustee may act and rely on written opinions of experts employed by the Trustee and such advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith taken in reliance upon such opinion or advice. The Trustee shall not be bound to confirm, verify or make any investigation into the facts or matters stated in any financial or other statements, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document furnished pursuant to the terms hereof.

SECTION 3. Before the Trustee shall be required to foreclose on, or to take control or possession of, the real property or leasehold interest (the “Premises”) which may be the subject of any mortgage or mortgages for which the Trustee is mortgagee in connection with the issuance of the Bonds, the Trustee shall be indemnified and held harmless by the holders and/or beneficial owners of the Bonds from and against any and all expense, loss, or liability that may be suffered by the Trustee in connection with any spill, leak or release which may have occurred on or invaded the Premises or any contamination by any Hazardous Substance (as such terms are hereinafter defined), whether caused by the Company or any other person or entity, including, but not limited to, (1) any and all reasonable expenses that the Trustee may incur in complying with any of the Environmental Statutes (hereinafter defined), (2) any and all reasonable costs that the Trustee may incur in studying or remedying any spill, leak or release which may have occurred on or invaded the Premises or any contamination, (3) any and all fines or penalties assessed upon the Trustee by reason of such contamination, (4) any and all loss of value of the Premises or the improvements thereon by reason of such contamination, and (5) any and all legal fees and costs reasonably incurred by the Trustee in connection with any of the foregoing. As used in this Section, contamination by any Hazardous Substance shall include contamination arising from the presence, creation, production, collection, treatment, disposal, discharge, release, storage, transport, or transfer of any Hazardous Substance at or from the Premises or any improvements thereon. As used in this Section, the term “Hazardous Substance” shall mean petroleum hydrocarbons or any substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted; (b) constitutes a “hazardous substance” as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. §9601 et seq.) and the regulations issued thereunder and any comparable state or local law or regulation; (c) constitutes a “hazardous waste” under the Resource Conservation and Recovery Act, (42 U.S.C. §6991) and the regulations issued thereunder and any comparable state or local law or regulation; (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste as such terms are defined under the Federal Clean Water Act, as amended (33 U.S.C. §1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.), or any comparable state or local laws or regulations; (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20-261.24, inclusive; (f) constitutes those extremely hazardous substances listed in Section 302 of the Superfund Amendments and Reauthorization Act of 1986 (Public Law 99-499, 100 Stat. 1613) which are present in threshold planning or reportable quantities as defined under such act; (g) constitutes toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under Sections 6 and 8 of the Occupational Safety and Health Act, as amended (29 U.S.C. §§655 and 657 and 29 C.F.R. Part 1910, subpart 2); and (h) constitutes any asbestos, petroleum-based products, or any substance contained within or released from any underground or aboveground storage tanks. As used in this Section, the term “Environmental Statutes” shall mean the statutes, laws, rules, orders and regulations referred to in (a) through (g) inclusive in the preceding sentence.

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ARTICLE V.

Miscellaneous

SECTION 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and except as hereby supplemented, the Original Indenture and the ____ Supplemental Indentures are hereby confirmed. All references in this __ Supplemental Indenture to the Original Indenture shall be deemed to refer to the Original Indenture as heretofore amended and supplemented, and all terms used herein and not specifically defined herein shall be taken to have the same meaning as in the Original Indenture, as so amended, except in the cases where the context clearly indicates otherwise.

SECTION 2. Any notices to the Trustee under this __ Supplemental Indenture shall be delivered to the Trustee by registered or certified mail, hand delivery or other courier or express delivery service (with receipt confirmed) or by telecopy (with receipt confirmed) at the following address:

The Bank of New York Mellon Trust Company, N. A.

500 Ross Street, 12th Floor

Pittsburgh, PA  15262

Attention:  Nancy R. Johnson,  Vice President

Telephone: 412-236-3139

Fax:  412-234-8377

Any change in such address or telecopy number may be made by notice to the Company delivered in the manner set forth above.

SECTION 3. All recitals in this __ Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 4. Although this __ Supplemental Indenture is dated for convenience and for the purpose of reference as of ___, the actual date or dates of execution hereof by the Company and the Trustee are as indicated by their respective acknowledgments annexed hereto. This __ Supplemental Indenture is effective on __.

SECTION 5. In order to facilitate the recording or filing of this __ Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed and their authorized officers have hereto affixed their signatures, and their authorized officers have duly attested the execution hereof, as of the day first above written.

[CORPORATE SEAL] Attest: ______________	AQUA PENNSYLVANIA, INC., as successor by merger to Philadelphia Suburban Water Company By: _______________ Name: _____________ Title:

Attest:________________ Authorized Officer	THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee By: _____________ Name:____________ Title: Authorized Signer

The Bank of New York Mellon Trust Company, N.A., Mortgagee and Trustee named in the foregoing __ Supplemental Indenture, hereby certifies that its precise name and the post office address are as follows:

The Bank of New York Mellon Trust Company, N. A.

500 Ross Street, 12th Floor

Pittsburgh, PA  15262

Attention:  Nancy R. Johnson,  Vice President

Telephone - 412.236.3139

Fax:  412-234-8377

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A., as Trustee By: _______________ Name:______________ Title: Authorized Signer

COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF MONTGOMERY:

On the __ day of ____ before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared ___,  who acknowledged herself to be the ____ of Aqua Pennsylvania, Inc., a corporation, and that she as such ____, being authorized to do so, executed the foregoing __ Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by herself as such officer.

In Witness Whereof I hereunto set my hand and official seal.

[NOTARIAL SEAL]

_______________

ACKNOWLEDGMENT

A notary public or other officer completing this

certificate verifies only the identity of the individual

who signed the document to which this certificate is

attached, and not the truthfulness, accuracy, or

validity of that document.

STATE OF CALIFORNIA

COUNTY OF ________________________________)

On ___ before me,  _________,  personally appeared_________,  who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature  ______________(Seal)